UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Larry Holmes Dr., Suite 313, Easton, PA	18042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

909 New Brunswick Avenue Phillipsburg, New Jersey 08865

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On February 26, 2024, Eightco Holdings Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Company has agreed to sell to the Investors an aggregate of 987,807 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.82 per Share (the “Private Placement”). The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $0.81 million. The Shares are being offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) and Regulation D promulgated thereunder for transactions not involving a public offering.

The Purchase Agreement contains representations and warranties of the Company and the Investors that are typical for transactions of this type. The Purchase Agreement also contains covenants on the part of the Company that are typical for transactions of this type.

The foregoing description of the Purchase Agreement contained in this Item 1.01 does not purport to be a complete description of the terms and provisions therein and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Series B Financing

As previously reported on the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2023, the Company’s wholly owned subsidiary, Forever 8 Fund, LLC (the “Borrower” or “Forever 8”), has previously entered into that certain Series B Loan and Security Agreement (the “Series B Agreement”), dated as of October 6, 2023, with lenders party thereto from to time (collectively, the “Lender”). Under the terms of the Series B Agreement, the Borrower may request permanent increases to the aggregate commitment therein by (x) admitting additional Lenders in accordance with the terms of the Series B Agreement (each, a “Subsequent Lender”) or (y) obtaining an increase in the commitment of any Lender, or both, in each case as invited to participate in such increase at Borrower’s option.

On February 26, 2024, the Borrower entered into that certain Lender Joinder Agreement (the “Joinder Agreement”) with (i) an entity controlled by the Company’s former Chief Executive Officer and (ii) a entity related to a former employee, as Subsequent Lenders. Under the terms of the Joinder Agreement, the Subsequent Lenders agreed to become Lenders and be bound by the terms of the Series B Agreement as Lenders pursuant to Section 2.6 of the Series B Agreement. On February 26, 2024, the Subsequent Lenders advanced the Borrower an aggregate of $75,000 (together, “Subsequent Lender Loans”), which Subsequent Lender Loans are evidenced by promissory notes made by the Borrower in favor of the Subsequent Lenders (the “Notes”).

As previously reported on the Company’s Current Report on Form 8-K as filed with the SEC on December 5, 2023, each of the Lenders under the Series B Agreement (together, the “Subordinated Lenders”) entered into a Subordination Agreement (the “Subordination Agreement”) with the Borrower, the Senior Lenders (as defined below) under that certain Series C Loan and Security Agreement, dated as of October 19, 2023, by and among the Borrower and the lenders party thereto from time to time (the “Senior Lenders”), and the collateral agent for the Senior Lenders. In connection with the transactions described herein, on February 26, 2024, the Subsequent Lenders entered into a Joinder to the Subordination Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information under Item 1.01 of this Current Report on Form 8-K as related to the Notes is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K as related to the Notes and the Shares is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

McFadden Severance Agreement

On February 26, 2024, the Company and Brian McFadden entered into General Release and Severance Agreement, (the “McFadden Severance Agreement”), effective as of the eighth day following the McFadden Severance Agreement (the “McFadden Effective Date”) in connection with Mr. McFadden’s resignation as Chief Executive Officer of the Company, effective as of December 31, 2023 (the “Separation Date”). Pursuant to the McFadden Severance Agreement, Mr. McFadden is eligible to receive $146,683 in accrued but unpaid base salary through the Separation Date in four quarterly payments of $36,670.75 each, less all applicable tax withholdings, by December 31, 2024.

In consideration of the McFadden Severance Agreement, the release therein and Mr. McFadden’s resignation as Chief Executive Officer of the Company, the Company shall provide Mr. McFadden severance pay in the gross amount of amount of $422,500, less all lawful and authorized withholdings and deductions (the “Severance Payment”), which Severance Payment shall be paid in four quarterly installments of $105,625 per each installment, payable at the Company’s option in either cash or Common Stock, with the payment to be made as follows: (i) as of the McFadden Effective Date, on which such date Mr. McFadden shall be granted, in lieu of cash, 128,811 fully-vested restricted shares of the Common Stock at a price of $0.82 per share, which such shares of Common Stock subject to the terms and conditions of the Company’s 2022 Long-Term Incentive Plan (the “Plan”), and as of each of (ii) April 1, 2024, (iii) July 1, 2024, and (iv) October 1, 2024, payable at the Company’s option, in either cash or Common Stock. The shares of Common Stock to be issued to Mr. McFadden under installments (ii), (iii) and (iv), if applicable, shall be fully vested and the number of shares to be issued shall be determined based on the volume weighted average trading price of the Common Stock on the principal exchange on which the Common Stock is listed or admitted to trade during the period of 10 trading days immediately prior to the date of such issuance.

Pursuant to the McFadden Severance Agreement, the Company shall also reimburse to Mr. McFadden the premiums associated with the continuation of Mr. McFadden’s health insurance for the period commencing on the Separation Date through December 31, 2024, pursuant to applicable law, and approved but unpaid business expenses through the Separation Date within 30 days following McFadden Effective Date.

Pursuant to the McFadden Severance Agreement, as of the Separation Date, the amended and restated employment agreement, by and between the Company and Mr. McFadden, effective as of September 27, 2022 (the “McFadden Employment Agreement”), shall terminate forever, and no party shall have any further obligation or liability thereunder except as related to any obligations that survive employment termination, including but not limited to the obligations set forth under the Employee Confidential Disclosure, Invention Assignment, Non-Competition, Non-Solicitation and Non-Interference Agreement (the “Restrictive Covenants Agreement”), attached to the McFadden Employment Agreement. Notwithstanding the foregoing, the Company has agreed to waive certain post-termination obligations as related to certain non-competition and non-compete provisions in the Restrictive Covenants Agreement.

Pursuant to the McFadden Severance Agreement, for a period of 8 weeks following the Separation Date, Mr. McFadden has agreed to reasonably cooperate with the Company in the transition of positions. Additionally, Mr. McFadden shall remain a director of the Company’s board of directors (the “Board”) under the standard terms, conditions, and bylaws of the Company from the Separation Date through March 31, 2024, at which time Mr. McFadden shall resign from the Board. The McFadden Severance Agreement also provides for a mutual waiver and release of any claims in connection with Mr. McFadden’s employment, separation and departure from the Company, and for certain customary covenants regarding confidentiality.

The foregoing description of the McFadden Severance Agreement contained in this Item 5.02 does not purport to be a complete description of the terms and provisions therein and is qualified in its entirety by reference to the full text of the McFadden Severance Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Appointment of Interim Chief Executive Officer

On February 22, 2024, the Board appointed Kevin O’Donnell as Interim Chief Executive Officer of the Company, effective as of the Separation Date, to serve until a successor is chosen and qualified, or until his earlier resignation or removal.

Mr. O’Donnell, age 48, has served as Chairman of the Board since October 15, 2021. Mr. O’Donnell founded Poptop Partners, LLC, a boutique operating and investment firm specializing in small to mid-market companies with an emphasis on the retail sector in April 2011 and continues to serve as its Managing Partner. From May 2007 to June 2010, Mr. O’Donnell served as the Founder/President of KOR Capital, LLC, a private equity and consulting firm specializing in turn around management of mid-market companies. Mr. O’Donnell has been an early-stage investor in multiple industries including hospitality, beverage, cannabis, hemp and technology. Mr. O’Donnell has served or continues to serve on numerous private and public boards including but not limited to SRM Entertainment, Vinco, Lakeside Alternatives Hospital Foundation, and The University Club.

There is no family relationship between Mr. O’Donnell and any director or executive officer of the Company. There are no transactions between Mr. O’Donnell and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Vroman Severance Agreement and Consulting Agreement

On February 26, 2024, the Company and Brett Vroman entered into General Release and Severance Agreement, (the “Vroman Severance Agreement”), effective as of the eighth date following the Vroman Severance Agreement (the “Vroman Effective Date”) in connection with the termination of the amended and restated employment agreement, by and between the Company and Mr. Vroman, effective as of September 27, 2022 (the “Vroman Employment Agreement”). Pursuant to the Vroman Severance Agreement, as of the Separation Date, the Vroman Employment Agreement shall terminate forever, and no party shall have any further obligation or liability thereunder except as related to any obligations that survive employment termination, including but not limited to the obligations set forth under the Employee Confidential Disclosure, Invention Assignment, Non-Competition, Non-Solicitation and Non-Interference Agreement, attached to the Vroman Employment Agreement.

Additionally, on February 22, 2024, the Company and CXO Lite, LLC, a limited liability company organized under the laws of Pennsylvania, of which Mr. Vroman is the sole member, entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Vroman shall be engaged and continue to serve the Company as its Chief Financial Officer. Pursuant to the Consulting Agreement, the Company has agreed to compensate Mr. Vroman at a rate of $10,000 per month for services rendered as Chief Financial Officer of the Company, commencing as of January 1, 2024. The term of the Consulting Agreement shall automatically renew on a month-to-month basis unless terminated by either the Company or Mr. Vroman upon 30 days written notice to the other party. The Consulting Agreement additionally provides for certain customary covenants regarding confidentiality.

Pursuant to the Vroman Severance Agreement, the Company will provide Mr. Vroman with (i) back pay wages through the Separation Date in the amount of $151,615.46, less all lawful and authorized withholdings and deductions, to be paid as soon as practicable following the Vroman Effective Date and (ii) severance of 24 months of Mr. Vroman’s base salary, less all lawful and authorized withholdings and deductions, under the Vroman Employment Agreement. Pursuant to the Vroman Severance Agreement, the Company shall also reimburse to Mr. Vroman the premiums associated with the continuation of Mr. Vroman’s health insurance for the period commencing on the Separation Date through December 31, 2024, pursuant to applicable law, expenses in accordance with the Company’s expense reimbursement policy, and the full vesting of any earned shares of Common Stock. The Vroman Severance Agreement also provides for a mutual waiver and release of any claims in connection with Mr. Vroman’s employment, separation and departure from the Company, and for certain customary covenants regarding confidentiality.

The foregoing descriptions of the Vroman Severance Agreement and Consulting Agreement contained in this Item 5.02 do not purport to be a complete description of the terms and provisions therein and are qualified in their entirety by reference to the full text of the Vroman Severance Agreement and the Consulting Agreement, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On February 22, 2024, the Board approved the issuance of an aggregate of (i) 600,000 shares of Common Stock to two consulting companies in exchange for services to be provided in the calendar year 2024 (ii) 128,984 shares of Common Stock to a consultant for legal related services rendered in 2023, (iii) 252,169 shares of Common Stock to certain former Forever 8 securityholders as settlement of the warrant buyout obligation of $206,779.37 in connection with that certain Membership Interest Purchase Agreement, dated as of September 14, 2022 (the “MIPA”), by and between the Company and Forever 8, and (iv) 370,563 shares of Common Stock to certain former Forever 8 securityholders, pursuant to the settlement agreements by and among the Company and certain former Forever 8 securityholders, as consideration for the immediate termination of the Company’s obligation to deliver to the such former Forever 8 securityholders the consideration provided for in the MIPA.

On February 22, 2024, the Compensation Committee of the Board approved the issuance of an aggregate of 457,625 fully-vested restricted shares of Common Stock to certain officer and director and certain non-officer and non-director employees of the Company, subject to the terms and conditions of the Plan.

On February 22, 2024, the Compensation Committee of the Board approved the issuance of an aggregate of 256,098 fully-vested restricted shares of Common Stock to the three independent directors of the Company for services rendered in 2023, subject to the terms and conditions of the Plan. The Company will also pay each independent director $40,000 in cash, paid quarterly in four installments during 2024 for services rendered in 2023.

On February 26, 2024, pursuant to the Prepayment and Redemption Agreement, dated as of October 23, 2023, by and between the Company and Hudson Bay Master Fund Ltd. (“Hudson Bay”), the Company paid to Hudson Bay a final payment of $365,000 in remaining principal due under Senior Secured Convertible Note, issued to Hudson Bay in March 2023.

As a result of all transactions to date approved by the Board and the Compensation Committee, the total fully diluted shares outstanding as of the date of this Current Report on Form 8-K is approximately 8.9 million shares.

On February 26, 2024, the Company issued a press release announcing the Private Placement, the aforementioned debt repayments and share issuances and provided a brief discussion on the strategic direction of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of February 26, 2024, by and between Eightco Holdings Inc. and the investors named therein
10.2	General Release and Severance Agreement, dated as of February 26, 2024, by and between Eightco Holdings Inc. and Brian McFadden
10.3	General Release and Severance Agreement, dated as of February 26, 2024, by and between Eightco Holdings Inc. and Brett Vroman
10.4	Consulting Agreement, dated as of February 22, 2024, by and between Eightco Holdings Inc. and CXO Lite, LLC
99.1	Press Release, dated February 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2024

eightco holdings Inc.

By:	/s/ Kevin O’Donnell
Name:	Kevin O’Donnell
Title:	Interim Chief Executive Officer